Exhibit 99.1


                                 TRILOGY CAPITAL

                                 MARCH 14, 2007
                                 12:00 P.M. EDT



Moderator                 Ladies and gentlemen, thank you very much for standing
                          by. We do appreciate your patience today while the conference assembled. Good morning, good afternoon to our audience. Welcome to the NeoStem conference call.
                          At this point we do have all of your phone lines muted or in a listen-only mode, however, after our guest presentation today there will be opportunities for your questions. As a reminder, today's call is being recorded for replay purposes. Please stay on line at the conclusion of our conference to receive that replay information.

                          With that being said, let's get right to today's agenda. Here with our opening remarks is Executive Vice President of Trilogy Capital Markets, Mr. Michael Briola. Please go ahead, sir.

M. Briola                 Thank you.  Hello,  everybody.  Before we get  started
                          today I'd like to read a brief  cautionary  statement.
                          This conference may contain forward-looking statements
                          made by senior  management  at  NeoStem  that  involve
                          risks and uncertainties, such as statement about their
                          plans,  objectives,   expectations,   assumptions,  or
                          future events.  These  statements  involve  estimates,
                          assumptions,  known and unknown risks,  uncertainties,
                          and performances or achievements  expressed or implied
                          by  the  forward-looking  statements.   Actual  future
                          results and trends may differ materially from those made in or suggested by this call due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made on this call. We discussed many of these and other risks and uncertainties in greater detail in recent filings with the Securities and Exchange Commission.

Dr. Smith                 Now I'd  like to  introduce  Dr.  Robin  Smith,  Chief
                          Executive Officer of NeoStem. Robin. Thank you, and thank you for joining us. I appreciate your continued interest in NeoStem and also want to welcome all new interested potential investors and strategic partners.

                          Over the past few months NeoStem has experienced a very exciting new development, but before we get into those let me give you some important background information. NeoStem is at the forefront of the regenerative medicine revolution, what many believe to be one of the biggest and most promising transitions in medical history. We're the first company to offer healthy adults the opportunity to have their own stem cells collected, processed, and banked in such a way that they're available to them for future use. This is a bio insurance for the general population. Thanks to our proprietary process, anyone can store their own stem cells for long periods of time to ensure immediate access in times of critical medical needs for multiple times in the future.

                          There are tremendous clinical and economic advantages to using your stem cells for transplantation, otherwise known as autologous stem cells. You don't have to worry about your body rejecting the cells, as they recognize them as being your own. The use of adult stem cells as a viable treatment option is well documented, dating back to the '60s, with the advent of bone marrow transplantation for cancer patients. Today, scientists, pharmaceutical companies, and various medical practitioners around the world are discovering new and innovative therapies for the treatment of some of today's most debilitating diseases using stem cells. In fact, new studies describing the clinical benefits of adult stem cells in the treatment of diseases are being published quite frequently. Life saving progress has been made studying the use of adult stem cells for the treatment of heart disease, lupus, multiple sclerosis, cancer, diabetes, and many other critical health problems.

                          While the use of adult stem cells for the treatment of disease is not new, the infrastructure necessary to collect and store these cells for the future has not existed. NeoStem scientists and clinicians have developed a safe, non-invasive method to do just that. It is important to note that our process does not in any way involve the highly controversial embryonic stem cells. Rather, we enable our customers to bank their own adult stem cells as a form of what we call bio insurance. By this we mean that adults can bank their stem cells while healthy and access them if needed in the future to treat disease.

                          NeoStem believes that bio insurance will some day be a key term used by the general population to describe the storage of stem cells. Conceptually, any or all adults who can afford our service should bank their stem cells for future use. Based on scientific literature we believe that the diseases that now are showing promise for the use of being treated with adult stem cells have a prevalence of over 50 million people in the United States. Thanks in part to our proprietary process, patients no longer need to worry about whether or not they can find a donor when stem cell transplantation becomes necessary. Based on scientific literature, under 20% of people who need a bone marrow transplant today are able to find a donor match in time. Respective clients include any adults or their family members concerned with long-term health, well-being, or that may be at high risk for radiation exposure. We believe that early adopters will most likely be from segments of the population who are educated regarding the benefits of adult stem cell and can afford our services. But our research suggests that insurance companies in the future may be willing to pay to bank stem cells in order to lower overall health care costs.

                          Supporting this progressive view is the powerful scientific results being published from adult stem cell research, bone marrow derived stem cells, is that the unique regenerative capabilities make them different from stem cells taken from other areas of the human body. These cells, which are considered very potent, are early enough in development that they have the potential to become cells of most adult organs and tissues, including but not limited to muscle, hair, liver, and nerve cells, just to name a few. Because of these special characteristics many scientists believe that stem cells can become the basis for breakthrough cures and treatments. We believe stem cell technology has the potential to create one of the century's most revolutionary findings in medical care.

                          The potential of stem cells to help regenerate the body and tissue and combat disease and injury is well recognized by the medical community. This has been in the oncology world, where physicians have used adult stem cells to repopulate the immune system as part of the treatment for leukemia, lymphoma, and multiple myeloma, as well as radiation exposure. While the media has focused on the controversies over embryonic stem cells, the fact is that there are a number of sources of functional stem cells that do not involve embryo or fetuses.

                          Adult stem cells are typically harvested from bone marrow, the blood of adults, known as peripheral blood, or umbilical blood and placental tissue. Bone marrow has been the cornerstone of adult stem cell therapy. This procedure, while yielding large quantities of stem cells, is highly invasive. Adult stem cells can also be derived from the baby's umbilical cord and placental tissue, but of course that can only be done at a time when a mother gives birth.

                          There is a third and what many believe is the most promising way to harvest adult stem cells, and that's from an adult person's bloodstream. The problem until now has been related to accessing the cells that are needed in high enough quantities. NeoStem's process typically begins when a patient requests or a doctor identifies an individual as a good candidate for the procedure. These patients are generally in good health and their stem cells have experienced fewer divisions and have a lower likelihood of damage. Leveraging on our proprietary technology, NeoStem is able to substantially increase the number of stem cells in the peripheral blood by a process called mobilization. This method of mobilization uses Neupogen, which is given two days prior to the stem cell collection. The process then stimulates cells to migrate from the bone marrow into the peripheral bloodstream for collection. The actual collecting of stem cells involves a painless, non-invasive procedure. During the procedure the patient is relaxed in a chair watching television or otherwise being entertained, the blood is circulated and collected, the stem cells are taken out, and the remaining red cells are returned to the patient. After the stem cells are collected, they're sent to NeoStem's facility for processing and cryopreservation. Should the stem cells be needed by the patient they are shipped for immediate use. As the adult stem cell industry grows, we believe NeoStem holds a first to market competitive advantage. We've developed a blend of technologies, processes, and relationships which should enable us to rapidly execute our business in a cost effective manner.

                          NeoStem's visionary business model is comprised of a three-pronged strategy. The first is from the collection of adult stem cells. We have already begun to develop multiple mutually beneficial relationships with practitioners and academic medical centers in major metropolitan areas across the country. These centers have the equipment or trained medical staff needed to perform the collections and are wiling to use an outsourcing agency if they don't have it in place. The necessary equipment can be bought or leased, and the appropriate staff trained through NeoStem's relationship with HemaCare, a major therapeutic apheresis provider that's accredited by the American Association of Blood Banks. The second prong is generating revenues from the processing of these cells. The cells are characterized and cryopreserved in multiple packages that can be defrosted and used at different times in the future.

                          The third prong is the storage. NeoStem's innovative process includes specialized long-term storage techniques in multiple packages, as well as a secure patient information system to ensure privacy. Clients get billed a storage fee annually, and that begins the second anniversary of their collection.

                          One of the most compelling aspects of our business model is that it's not capital intensive, because we don't depend on risky biopharmaceutical research and development. It's a service model that's completely scalable and can be implemented immediately. All fees load to NeoStem and do not require payment to third parties.

                          To conclude this overview, NeoStem's first to market competitive advantage, our innovative stem cell collection process, and non-capital intensive business model are just some of the reasons why we believe that an investment in NeoStem is truly compelling. The burgeoning field of regenerative medicine and the hundreds of adult stem cell therapies and late stage clinical trials clearly support the role of stem cells in treating diseases in the 21st century.

                          Now, I'd like to talk about some of the most recent milestones that have been achieved. First among them is NeoStem's recent announcement that we'd entered into an agreement to expand our nationwide network of cutting-edge adult stem cell collection centers. Our newest center will open in Las Vegas, Nevada, allowing us to continue to leverage our first to market competitive advantage in what we anticipate will be a multi-billion dollar field of adult stem cell therapies. This new center will serve clients interested in having their stem cells banked, as well as patients of health care professionals working in areas such as cancer, diabetes, multiple sclerosis, lymphoma, and heart disease.

                          Prospective clients for our new Las Vegas facility will include anyone with their long-term health, well-being, or risk of radiation exposure. We chose Las Vegas because it provides an ideal destination for international travelers looking for the opportunity to enhance their bio insurance while vacationing in the United States. The new center, which is scheduled to open before summer, will be among the first to offer the collection of adult stem cells, the process and storage for adult ... for therapies in the future. This launch is a continuation of a very exciting period for the expansion of NeoStem. This new facility exemplifies the growth which we are hopeful will continue into the future, with a robust nationwide network. We believe that the nationwide network will be fueled by the growing interest expressed by the health care community with regards to the promising science of adult stem cells. The Las Vegas facility will also serve to further compound our first to market competitive advantage from our proprietary stem cell collection.

                          An integral part of NeoStem's business plan is the five year agreement with HemaCare. This agreement will provide NeoStem the collection services for the procurement of adult stem cells for the purpose of long-term storage. HemaCare is a well-known provider of blood products, and services the United States health care industry. We expect this relationship will foster NeoStem's growth by increasing our adult stem cell collection capacity and helping to expand our collection infrastructure through HemaCare's mobile units and freestanding facilities remain in California.

                          This covers everything I wanted to discuss today. I'd like to open the discussion by the moderator to form the questions.

Moderator                 Indeed,  I'd be happy  to.  Thank you very  much,  Dr.
                          Smith,  for your  time and that  update  today.  We do
                          appreciate  that. To ask a question  please press star
                          one on your touchtone  phone. In the interest of time,
                          we do ask each  questioner to limit  themselves to one
                          initial  question.   If  time  allows,  feel  free  to
                          re-queue by pressing star one.

                          The first participant in queue is Greg Hunt, a private investor. Please go ahead, sir.

G. Hunt Hello. Thank you a lot, Dr. Smith. I wanted to ask you a little bit more about the nature of the cells being autologous cells, and I guess that's at the core of the NeoStem business model. Maybe you can explain for me a little bit more about what is known about the advantages or the potential advantages of autologous cells over I guess what would be called alien cells or other people's cells.

Dr. Smith                 Sure, great question.  Autologous means that the donor
                          and the  recipient  are both the same. In other words,
                          we  collect  stem  cells for you for your use,  so the
                          person  doesn't have to worry about the body rejecting
                          the  cells,  you  don't  have to spend a  lifetime  of
                          taking   immunosuppressive   drug  therapy,  which  is
                          expensive,  and by  suppressing  your immune system it
                          puts  you at risk for  getting  infections  and  other
                          diseases.  You also  don't have to worry  about  Graft
                          versus  Host  disease,  which means your body sees the
                          cells that you're  taking in and rejects  them because
                          they're not your own. And lastly,  the body recognizes
                          these cells as your own and the  engraftment  means it
                          takes  it  in  better   and   there's   much  more  an
                          accelerated growth because the body doesn't see these cells as being foreign. So there are a lot of advantages for the long-term health of using your own stem cells, otherwise known as autologous.

G. Hunt                   Thank you.

Moderator                 Next we'll go to the line of Derek Findley,  a private
                          investor as well. Please go ahead.

D. Findley                Hello,  Dr. Smith.  Thank you for talking to us today.
                          My question is regarding your potential target market.
                          Who do you see as the description of the potential clients that you would have?

Dr. Smith                 When you look at who the target market is today,  it's
                          really those individuals who are interested in health and can afford the service to pay outside their traditional health care insurance. It's those who are interested in their long-term viability, vitality, who may have an individual in their family who has one of the diseases, such as heart disease or cancer. It's also individuals who are educated and understand what stem cells are, such as those who have banked them for their children when giving birth. Who's going to be there to take care of their kids if something happens to them?

                          Additionally, there are individuals that have family histories that are very high risk for disease down the road, some autoimmune diseases, some cancers, who are really looking for ways to protect ... and even at an early stage of disease are concerned that if their disease progresses they want to be prepared and have the bio insurance for the future.

Moderator                 Next we'll go to the line of Ashley  Black,  a private
                          investor. Please go ahead.

A. Black Thank you for taking my question. I was wondering if you could share more about NeoStem's go to market strategy.

Dr. Smith                 We really feel this is a push-pull  strategy.  We have
                          to get out there and educate the consumers of adult stem cells what the therapeutic uses are being studied today, what the results are and where we feel the market will go, and that they can actually have their stem cells banked. And then the other part of that is to work with academic institutions working on the translational research so that as they're collecting cells and wanting to move further into the cutting edge research, that they have the ability to work with us so that the stem cells can be banked for the future, so that they can be looked upon in the future and used for their patients as diseases go into remission and then end up coming back.

                          Very often what we're finding is that these stem cell therapies put people into remission, but that doesn't mean it cures the disease, you still have heart disease, you still have the autoimmune diseases, so likely you'll need therapies in the future. So by being able to bank your stem cells, they'll be there for you for multiple treatments. That's the other strategy, is to work with the academic medical centers who are working on the actual therapeutics.

                          Lastly, we need physicians to be able to offer the service to their patients and realize that they can do this in their offices and in their practice in a safe, non-invasive way, outside of the traditional use of having to go into the person's bone marrow in the hospital setting to get the stem cells. So it's a push-pull strategy between the consumers and the academic institutions and physicians.

Moderator                 Thank you, Dr. Smith.  With Emerging Growth  Equities,
                          we have a question now from the line of Raymond Myers.

R. Myers Thank you for taking the question. Robin, I understand that the market for stem cells and various types of stem cell therapies is expanding very rapidly. One of the products that I noticed was launched at the big Orthopedics conference, the AAOS, and was also discussed quite a bit at the second annual Stem Cell Summit, was a product by Osiris Therapeutics--it's called Prochymal--for bone healing. It utilizes mesenchymal stem cells, and it created quite a stir in the Orthopedics community, and at the stem cell conferences, as being one of the leading new commercial uses for stem cells. I was hoping that you could contrast your autologous stem cell banking from the mesenchymal stem cells that are being used in these new products.

Dr. Smith                 In the stem  cells  that we  collect  are  mesenchymal
                          cells. Mesenchymal cells are a little bit further down
                          the line of differentiation,  so they couldn't be used
                          to repopulate your immune system, and they couldn't be
                          used to build pancreatic islet cells for diabetes.  So
                          they're  a very  specific  cell  type  that's  already
                          committed to themselves  down to the muscle  cartilage
                          area. So although  people are looking at, and there is
                          much hope--and if you look it's really estimated to be
                          a billion dollar business just in the Orthopedic arena
                          for using stem cells--people are starting to find that
                          by taking them from the adults you don't have to worry
                          about trying to multiply the cells and if you can take
                          it you don't have to worry about rejection as well. So
                          although  there are companies that are looking for the
                          therapeutics,  we feel that we're very  poised to work
                          with them and avoid the issues of rejecting the cells,
                          the issues of having to replicate  them so that we can
                          help  make  these   tissue   types  for   wellness  in
                          Orthopedics as well as autoimmune diseases, cardiac and others.

R. Myers So then the key difference, the biggest one I see is that mesenchymal cells cannot be used to reconstitute the immune system, which is the key issue with cancer and radiation.

Dr. Smith                 Yes,  and it also can't be used to make  nerve  tissue
                          and other endocrine type tissues. So they're already down a lineage path where they can't become many cell types, but just very specific cells.

R. Myers                  Thank you.

Moderator                 Next we go to the line of Dr.  Monica Gavin with Azani
                          Medical Spa. Please go ahead.

Dr. Gavin                 Hello.  Has  NeoStem  done any  marketing  research on
                          actual   numbers  of  calling  people  with  household
                          incomes of $250,000 and above with a college degree, and they've actually explained the program or the focus group explained the program, "What would be your likelihood of getting this done?" Do you have any such data?

Dr. Smith                 NeoStem  has  spent the last  really  year or two even
                          prior to being purchased by Phase Three looking at the demographics and looking at the typical profile family or individual who'd be interested in stem cells. And although we feel that it is related to economics, because you have to be able to afford to pay it, but there are many individuals who are high health care risks who are not of such a high economic bracket who feel it very important. I think the best way to do this is to look at the model of cord blood and see that a lot of the newborn parents, it's actually up to 30% of live births are banking stem cells from the cord blood, and that's not as high as an economic household income as you're stating. They're doing it for their children so that, God forbid, their children get leukemia in the future, the treatment is available for them.

Moderator                 We have a question from a private investor, Dr. Smith,
                          it's Mitchell Blatt. Please go ahead.

M. Blatt Hello, Dr. Smith. I was wondering, the current collection and storage facilities--and I understand that you're opening up a new facility, or attempting to, in Las Vegas--what do you see as your 12 to 24 rollout plans to other states?

Dr. Smith                 Our management  team is going to be very aggressive in
                          building out throughout the United States and building nationwide. However, it's not in the public domain yet, and so we can't talk about ... at this time.

Moderator                 And with that,  Dr. Smith,  I'll turn the call back to
                          you for any closing remarks.

Dr. Smith                 We thank you for  participating  in today's call.  I'd
                          like  to  tell   you  how   pleased   we  are  at  the
                          groundbreaking  work  we've  laid  out  to  date,  and
                          hopefully   it  will   continue  to  lead  to  a  very
                          successful future for us and the health service industry. We have a great management team in place, and we're continuing to add to our management group with ... in the industry. And we hope you'll keep an eye on NeoStem and follow our progress in the coming months. Thank you for your time today.

Moderator                 Ladies and gentlemen, your host is making today's call
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                           That does conclude our NeoStem call for today.  Thank
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